EXHIBIT 1.01

Conflict Minerals Report of MSA Safety Incorporated
For The Year ended December 31, 2021

I. Introduction

This is the Conflict Minerals Report (the "Report") of MSA Safety Incorporated ("MSA", the "company", "we", "us", or "our") for the calendar year ended December 31, 2021. The company has prepared this Report to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, ("Rule 13p-1"). The Securities and Exchange Commission ("SEC") adopted Rule 13p-1 to implement reporting and disclosure requirements related to conflict minerals in the Democratic Republic of Congo or adjoining countries (the "Covered Countries") as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012.

Certain terms and concepts in this Report are further explained in Rule 13p-1 and Form SD. Consistent with those sources, for the purposes of this Report, the term "conflict minerals" means cassiterite, columbite, tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold ("3TG") or any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country.

MSA was founded in Pennsylvania in 1914. We are a global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Our safety products typically integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life threatening situations. Our comprehensive line of safety products is used by workers around the world in a broad range of markets including the oil, gas and petrochemical, fire service, construction, utilities, and mining industries. We also sell products designed for specific industrial and military applications. The company's core products include breathing apparatus where self-contained breathing apparatus ("SCBA") is the principal product, fixed gas and flame detection instruments, portable gas detection instruments, industrial head protection products, fall protection devices and firefighter helmets & protective apparel.

II. Reasonable Country of Origin Inquiry

As required by Rule 13p-1, MSA conducted an analysis of our products and found that some portions of 3TG are necessary to the functionality or production of approximately 55% of our products (our "3TG Products"). Those 3TG Products include, for example, the following MSA product groups:

•Self-Contained Breathing Apparatus (SCBA)
•Fixed gas and flame detection systems, including point gas detectors, flame detectors and fire gas systems;
•Handheld single gas and multigas detection instruments and accessories, including the Altair© Series and Galaxy © Test System;
•Thermal imaging cameras, including the Evolution© 6000 Series and Evolution© 5000 Series; and
•Certain head protection products
•Turnout and Rescue Gear.

Given that conflict minerals are necessary to the functionality or production of certain products that we manufacture, MSA determined that it is required to conduct a good faith reasonable country of inquiry (the "RCOI") regarding those conflict minerals. The RCOI is reasonably designed to determine whether any of the 3TG used with MSA's products originated in the Covered Countries or is from recycled or scrap sources. To perform the RCOI and undertake due diligence on the source of 3TG in our 3TG Products, MSA was dependent on our suppliers to provide information on the origin of conflict minerals in our 3TG Products. MSA, as a purchaser, is many steps removed from the mining of 3TG. MSA does not purchase raw ore or unrefined conflict minerals, and does no direct purchasing in the Covered Countries. The origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other derivatives containing conflict minerals. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores. To implement MSA's RCOI process, the MSA Materials Engineering Department, with input from specific MSA product line managers, conducted a review of all MSA products and product families potentially containing 3TG. Based upon the results of that analysis, the MSA Global Sourcing Department determined products potentially containing 3TG as those with the following types of parts and components:

•electronic components;
•known gold plated or gold containing products;
•electrical solder;
•certain coated or galvanized steels; and
•brass or bronze alloys.

Based upon that product identification, MSA then used a third-party service provider to engage its suppliers and conduct its RCOI, as described below.

Our RCOI employed a combination of measures to determine whether the 3TGs necessary for the functionality or production of MSA products originated from the DRC or any of the Covered Countries. The company's primary means of determining country of origin of the necessary 3TGs was by conducting a supply chain survey with direct suppliers using the Responsible Business Alliance© (RBA) and the Global e-Sustainability Initiative ("GeSI") Conflict Minerals Reporting Template ("CMRT") Version 5.0 or higher ("CMRT Form"). This supply chain survey was implemented with the assistance of a third-party service provider, who continues to assist MSA with the development and implementation of additional steps that the company is undertaking with suppliers in regards to conflict minerals.

The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide 3TG materials to a company's supply chain. It includes questions regarding a supplier's "conflict-free" policy, engagement with its direct suppliers, and a listing of the smelters used in products provided to MSA. In addition, the template contains questions about the origin of 3TGs included in the supplier's products, as well as supplier due diligence. To ensure our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party consultant have provided training to our suppliers through webinars and substantive one-on-one discussions. In addition, using the CMRT allowed MSA to identify and remove irrelevant or "out of scope" suppliers from our survey process and results.

For the 2021 reporting period, MSA, through the use of its third party service provider, requested completed CMRT Forms from 4712 suppliers. As part of the CMRT collection process, MSA's third party service provider sent at least three email requests and followed up with phone calls to ensure the comprehensive collection. For the 2021 reporting period, MSA has identified 3742 supplier(s) reporting 3TGs are not necessary to the functionality or production of their products, which are classified as out-of-scope. MSA also received responses from 95% percent of its in-scope suppliers (925 out of 970 suppliers).

MSA's program also includes a comprehensive data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. Any suppliers identified as submitting a possibly invalid or contradictory form received multiple follow-ups asking them to resubmit a form for corrections.

Of the total 970 direct in-scope suppliers, 925 suppliers (95%) reported that their products contained 3TGs necessary to the functionality or production of their products. Of those 925 suppliers, 535 reported that the smelters in their supply chain are not sourcing 3TG from the covered countries. On the remaining 390 suppliers with their supply chain of sourcing 3TG from the covered countries, 49 reported that they are DRC Conflict Free, and 341 are found to be DRC Conflict Undeterminable.

On the basis of the responses to the RCOI, MSA is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in the DRC or any of the Covered Countries. Therefore, in accordance with Rule 13p-1, MSA engaged in the due diligence measures on the source and chain of custody of those 3TGs, as described in the next section of this Conflict Minerals Report.

III. Due Diligence

A. Due Diligence Design

MSA designed our due diligence process to conform, in all material respects, with the due diligence framework in the Organization of Economic Cooperation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively the "OECD Guidance"). MSA's due diligence process is based on multi-industry initiatives with the smelters and refiners who provide conflict minerals within global supply chains.

In particular, our due diligence process follows the five steps identified in the OECD Guidance, namely:

1.Establishing strong company management systems regarding conflict minerals;

2.Identifying and assessing risks in our supply chain;

3.Designing and implementing a strategy to respond to identified risks in our supply chain;

4.Utilizing independent third-party audits of supply chain diligence; and

5.Publicly reporting on our supply chain due diligence

The OECD Guidance further specifies that the requirements for compliance should reflect a company's position in the supply chain. MSA is a downstream supplier, many steps removed from the mining, smelting, and refining of 3TG. Accordingly, our due diligence relies primarily on information from our "Tier 1" (direct) suppliers with respect to the origin of the conflict minerals contained in the components and materials supplied to us.

B. Due Diligence Measures Performed

The due diligence measures performed by MSA include:

1. OECD Guidance: Establish Strong Company Management Systems

a. Internal Team

MSA has assembled a cross-functional Conflict Minerals Team ("Team") and has developed a program to oversee due diligence with management support. That Team consists of the following individuals:

Executive:	Vice President, MissionOPS
Sponsor:	Exec Director, Strategic Sourcing & Supply Chain
Leader:	Director, Global EHS & Product Stewardship
Legal:	Deputy General Counsel Secretary & CCO
Technical:	Global Product Stewardship Project Manager

b. Control Systems

MSA has adopted a conflict minerals policy and publicly communicates that policy on our company website at https://us.msasafety.com/vendors.

With regards to our suppliers, controls include, but are not limited to, our Global Code of Business Conduct, which outlines expected behaviors for all MSA employees; our our Supplier Code of Conduct, which outlines our minimum expectations for our suppliers; supplier approval and review process; and contractual protections within all new purchase orders and strategic sourcing agreements for materials that go into our products.

c. Supplier Engagement

MSA engages with suppliers directly or through our third-party service provider to request that suppliers complete a valid CMRT for the products that they supply to the Company. We also follow up the communications in multiple languages to our suppliers through the third-party service provider. The purpose of the follow-up communications focuses on bringing awareness of the roles and responsibilities that both MSA and its suppliers have in performing a thorough due diligence, and also the necessary steps to report any findings from the CMRT forms.

d. Mechanism

MSA's Ethics Guideline Reporting Resource, referenced in the MSA Global Code of Business Conduct, Supplier Code of Conduct, and on MSA's Vendor webpage as well as a number of other MSA web sites, serves as a companywide compliance reporting mechanism. That resource can be found at https://www.msasafety.com/ethics.

e. Maintain Records

MSA maintains conflict minerals related records within an internal company database that is accessible to members of the Conflict Minerals Team. Such records are kept for a period of at least five (5) years.

2. OECD Guidance: Identify and Assess Risk in the Supply Chain

In accordance with OECD Guidelines, MSA evaluated risk levels associated with conflict minerals in its supply chain. MSA determined that smelters that are not certified as DRC-Conflict Free by third party sources such as the Responsible Minerals Initiative ("RMI"), the London Bullion Market Association ("LBMA") Responsible Gold Programme, the Responsible Jewellery Council ("RJC") Chain-of-Custody Certification for gold, and Dubai Multi Commodities Centre ("DMCC") Rules for Risk Based Due Diligence in the Gold and Precious Metals Supply Chain (the "DMCC Rules for RBD-GPM") pose a more significant risk.

Where a smelter is not identified as Conflict Free by such sources, MSA rates the risk as High, Medium or Low. This rating is based on various factors, including: (i) whether the smelter/refiner has been audited and/or identified as a valid smelter/refiner and has an associated Smelter Identification Number (known as a CID), (ii) the smelter's geographic location, including proximity to the Covered Countries, and (iii) whether there is known or plausible evidence to suggest that the smelter/refiner has engaged in unethical or conflict sourcing.

MSA calculates supplier risk based on the chances that a supplier provides 3TGs that may originate from Non Conflict Free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that Supplier on its CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier's program are:

1.Does the supplier have a conflict minerals sourcing policy?

2.If the supplier has the conflict minerals sourcing policy, is the policy available on the company website?

3.Does that policy include DRC conflict-free sourcing?

4.Has the supplier implemented due diligence measures for conflict-free sourcing?

5.Does the supplier review and verify due diligence information received from its suppliers?

6.Does the supplier's review and verification process include corrective action management?

When a supplier meets or exceeds the above-named criteria, it is deemed to have a strong program. When a supplier does not meet those criteria, it is deemed to have a weak program.

As described in MSA's Conflict Minerals Policy, we engage any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the DRC or any of the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance.

Additionally, in designing and implementing our strategy to respond to the supply chain risks that we identified, MSA analyzed various industry approaches and consulted with other companies in our industry.

Tracing materials back to their mines of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain. This was done by adopting methodology outlined by the RMI's joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the "Known" and "Conflict Free" lists of sourced metals.

3. OECD Guidance: Design and implement a strategy to respond to identified risks

MSA developed processes to assess and respond to the risks identified in our supply chain. One such process includes using our third-party service provider to compare smelters / refiners identified by the CMRT survey against the list of facilities that have received a "conflict free" designation from RMI or other independent third party audit programs. Such designations provide country of origin and due diligence information on the conflict minerals sourced by such facilities.

Additionally, MSA, through its third-party service provider, conducted data validation on all submitted CMRTs. The goal of the data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted CMRT forms are accepted and undergo a data validation analysis. Based upon that analysis, the CMRTs are classified as valid or invalid so that data is still retained. When a possibly invalid submission is received, MSA's third-party service provider would continuously communicate with the supplier, at least once a month during the reporting year, requesting that the supplier resolve any inaccuracies.

4. OECD Guidance: Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

MSA typically does not have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities outside our supply chain. With the assistance of our third-party provider, we rely where possible on third-party audits of smelters and refiners conducted as part of the Responsible Minerals Assurance Process ("RMAP"), which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

5. OECD Guidance: Report on supply chain due diligence

Members of the MSA Conflict Minerals Team received monthly updates from MSA's third party service provider on the status of MSA's CMRT requests, responses and evaluation. Members of the Team then provided monthly updates to Team leaders and reported status updates to the larger Team within regular Team meetings.

While due diligence is ongoing and the information received continues to improve, the majority of the responses received continue to provide data at a company or regional level or did not specify the smelters or refiners used for materials supplied to us. MSA has decided to disclose validated smelters provided to us by our supply chain, however we cannot definitively determine whether any of the 3TGs reported by the suppliers were contained in materials supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. As a result, we are unable to identify all smelters and refiners as well as all the countries of origin of the 3TGs that are contained in the Covered Products.

MSA reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC, along with sustainability results of the total Smelters and Smelters for the individual 3TG.

MSA believes that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

IV. Due Diligence Results

For the 2021 reporting year, MSA has surveyed 4712 direct suppliers and identified 3742 supplier(s) reporting 3TGs are not necessary to the functionality or production of their products, which are classified as out-of-scope. MSA also received responses from 925 (95%) of its 970 in-scope suppliers. All such CMRT submissions were reviewed and validated in an attempt to prevent inaccuracies or gaps in data. Of those 925 suppliers, 535 reported that the smelters in their supply chain are not sourcing 3TG from the covered countries. On the remaining 390 suppliers with their supply chain of sourcing 3TG from the covered countries, 49 reported that they are DRC Conflict Free, and 341 are found to be DRC Conflict Undeterminable

As a result of MSA's due diligence process, MSA has also identified and obtained sourcing information on 704 distinct smelters who contributed to the processing of MSA's necessary conflict minerals in our 3TG Products. Out of these 704 smelters, there are 621 (88.2%) smelters that have been certified or soon to be certified as the Conflict Free smelters. For the individual 3 TG Smelters: 110 Tungsten smelters were identified with 106 (96.4%) determined Conflict Free; 249 Tin smelters were identified with 223 (89.6%) determined Conflict Free; 71 Tantalum Smelters were identified with 71 (100.0%) determined Conflict Free; 274 Gold smelters were identified with 221 (80.6%) determined Conflict Free. The full list of unique smelters is attached hereto in Appendix A. Due in part to the complexity of MSA's supply chain, despite the due diligence measures described in this Report, MSA is unable to determine the origin of the remainder of 3TG used in our 3TG Products.

V. Future Measures

For the current and future reporting periods, MSA intends to undertake the following actions to enhance its due diligence process:

•increase conflict minerals awareness and compliance training opportunities, internally with MSA's supply chain personnel, and externally with MSA's suppliers;
•continue to work with our third-party service provider to obtain responsive CMRTs from our suppliers;
•use communications from our third-party service provider to request that our suppliers use smelters that obtain a "conflict free" designation from an industry program such as the RMI, LBMA, RJC and/or DMCC;
•engage with any of our suppliers found to be supplying us with 3TG from sources that support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict;
•encourage our suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers; and
•increase the emphasis on MSA's preference for clean and validated smelter and refiner information from our supply chain as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the program.

In accordance with the rules, regulations, court rulings, and published guidance of the SEC, for this reporting period, MSA did not obtain an independent third party audit of our due diligence process or this Report.

This report may contain (and verbal statements made by MSA Safety Incorporated (MSA) may contain) forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or other comparable words. These statements relate to future events, including, without limitation, statements concerning the additional steps that MSA intends to take to mitigate the risk that its Conflict Minerals benefit armed groups.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our levels of activity, performance or achievements to be materially different from any levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These risks and uncertainties may include, but are not limited to, (1) the implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source Conflict Minerals, and (3) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere and the other risk factors summarized in MSA's Form 10-K for the year ended December 31, 2021, and other reports filed with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee levels of activity, performance or achievements. We are under no duty to update publicly any of the forward-looking statements after the date of this report, whether as a result of new information, future events or otherwise.

Table 1 below lists the country of origin for each smelter facility and the minerals processed at that location.

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Gold	8853 S.p.A.	ITALY	CID002763	RMI
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	RMI
Gold	Academy Precious Metals (China) Co. LTD	CHINA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	RMI
Gold	African Gold Refinery	UGANDA	CID003185	RMI
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	RMI
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	RMI
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500	RMI
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	RMI
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	RMI
Gold	American Smelting And Refining Company	UNITED STATES OF AMERICA
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	RMI
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	RMI
Gold	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold	Asahi Pretec Corp.	JAPAN	CID000082	RMI
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	RMI
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	RMI
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	RMI
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	RMI
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	RMI
Gold	Augmont Enterprises Private Limited	INDIA	CID003461	RMI
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY	CID000113	RMI
Gold	Baiyin Nonferrous Group Co., Ltd	CHINA
Gold	Bangalore Refinery	INDIA	CID002863	RMI
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	RMI
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN	CID000157	RMI
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	RMI
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421	RMI
Gold	Caridad	MEXICO	CID000180	RMI
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	RMI
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	RMI
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382	RMI
Gold	Chimet S.p.A.	ITALY	CID000233	RMI
Gold	China Gold Deal Investment Co., Ltd.	CHINA
Gold	China Gold International Resources Corp. Ltd.	CHINA

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN	CID000264	RMI
Gold	Codelco	CHILE
Gold	Colt Refining	UNITED STATES OF AMERICA
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	RMI
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	RMI
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	RMI
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	RMI
Gold	Dong Woo Industrial Co. Ltd.	CHINA
Gold	DongGuan City Thousand Island Metal Foil Co., Ltd.	CHINA
Gold	Dong'guan Dong wu Violent-toxic Chemical Products Co., Ltd.	CHINA
Gold	Dongguan Dongxu metal Surface Handle Co., Ltd.	CHINA
Gold	Dongguan Standard Electronic Material Co., Ltd	CHINA
Gold	Dowa	JAPAN	CID000401	RMI
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	RMI
Gold	E-CHEM Enterprise Corp	CHINA
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	RMI
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	RMI
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	RMI
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487	RMI
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488	RMI
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489	RMI
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490	RMI
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	RMI
Gold	ESG Edelmetallservice GmbH & Co. KG	GERMANY
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Feinhütte Halsbrücke GmbH	GERMANY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	RMI
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584	RMI
Gold	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	RMI
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	RMI
Gold	Gold Coast Refinery	GHANA	CID003186	RMI
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	RMI
Gold	Gong An Ju	CHINA

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	RMI
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	RMI
Gold	GuangZhouHanyuan Electronic TECH.CO.LTD	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	RMI
Gold	Hang Seng Technology	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	RMI
Gold	Harima Refinery	JAPAN
Gold	Harmony Gold Mining Company Limited	SOUTH AFRICA
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	RMI
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus (Zhaoyuan) precious metal materials Co., Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711	RMI
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	RMI
Gold	Heraeus Precious Metals North America (HPMN)	UNITED STATES OF AMERICA
Gold	Hishikari Gold Mine (Isa)	JAPAN
Gold	Hon Hai / Foxconn Technology Group	TAIWAN, PROVINCE OF CHINA
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	RMI
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	RMI
Gold	Hung Cheong Metal Manufacturing Limited	CHINA
Gold	Hutti Gold Mines Company Limited (HGML)	INDIA
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	RMI
Gold	Industrial Refining Company	BELGIUM	CID002587	RMI
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	RMI
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	RMI
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	RMI
Gold	Istanbul Gold Refinery	TURKEY	CID000814	RMI
Gold	Italpreziosi	ITALY	CID002765	RMI
Gold	JALAN & Company	INDIA	CID002893	RMI
Gold	Japan Mint	JAPAN	CID000823	RMI
Gold	Jiangsu Sue large special chemical reagent Co., LTD	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	RMI
Gold	Jinfeng Gold Mine Smelter	CHINA
Gold	Jinli Enterprice Co.,Ltd	TAIWAN, PROVINCE OF CHINA
Gold	Jinlong Copper Co.,Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	RMI
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	RMI
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	RMI
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Gold	K.A. Rasmussen	NORWAY	CID003497	RMI
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	RMI
Gold	Kangqiang Electronics Co., Ltd	CHINA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	RMI
Gold	Kazzinc	KAZAKHSTAN	CID000957	RMI
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	RMI
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	RMI
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	RMI
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	RMI
Gold	Kundan Care Products Ltd.	INDIA	CID003463	RMI
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA
Gold	Kyocera Group	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	RMI
Gold	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO	RUSSIAN FEDERATION	CID002865	RMI
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	RMI
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	RMI
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	RMI
Gold	London Bullion Market Association	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Gold	L'Orfebre S.A.	ANDORRA	CID002762	RMI
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	RMI
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	RMI
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	RMI
Gold	Marsam Metals	BRAZIL	CID002606	RMI
Gold	Materion	CHINA
Gold	Materion	UNITED STATES OF AMERICA	CID001113	RMI
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	RMI
Gold	MD Overseas	INDIA	CID003548	RMI
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575	RMI
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557	RMI
Gold	Metallo Belgium N.V.	BELGIUM
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	RMI
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	RMI
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	RMI
Gold	Metalor Technologies (Sweden) AB	SWEDEN
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	RMI
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	RMI
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	RMI
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	RMI
Gold	MITSUI & CO., LTD.	HONG KONG
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	RMI
Gold	MK Electron co., Ltd.	KOREA, REPUBLIC OF

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	RMI
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	RMI
Gold	Morris and Watson	NEW ZEALAND	CID002282	RMI
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	RMI
Gold	N.E.Chemcat Corporation	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	RMI
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	RMI
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	RMI
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	RMI
Gold	Nihon Superior Co., Ltd.	JAPAN
Gold	Niihama Nickel Refinery	JAPAN
Gold	Novosibirsk	RUSSIAN FEDERATION
Gold	Nyrstar Clarksville	UNITED STATES OF AMERICA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	RMI
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	RMI
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	RMI
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND	CID001352	RMI
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872	RMI
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	RMI
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	RMI
Gold	Precious Metal Sales	UNITED STATES OF AMERICA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	RMI
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	RMI
Gold	PT Timah (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	RMI
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	RMI
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	RMI
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	RMI
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	RMI
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA	CID001534	RMI
Gold	SAAMP	FRANCE	CID002761	RMI
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	RMI
Gold	Safimet S.p.A	ITALY	CID002973	RMI
Gold	Safina a.s.	CZECHIA	CID002290	RMI
Gold	Sai Refinery	INDIA	CID002853	RMI
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	RMI
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562	RMI
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	CID003529	RMI
Gold	SANMENXIA HENGSHENG SCIENCE AND TECHNOLOGY R&D CO.,LTD	CHINA
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	ScotiaMocatta, The Bank of Nova Scotia	HONG KONG
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540	RMI
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	RMI
Gold	Senju Metal Industry Co., Ltd.	JAPAN
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Gold	Shandong gold smelting Co., Ltd.	CHINA	CID001916	RMI
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525	RMI
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	RMI
Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	RMI
Gold	Shandong Zhongkuang Group Co.,Ltd.	CHINA
Gold	Shang Hai Gold Exchange	CHINA
Gold	Shanghai Hongsheng Special Valve Manufacturing Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SHENZHEN DUOXIN INDUSTRIAL CO,LTD	CHINA
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA
Gold	Shenzhen Municipal Public Security Bureau	CHINA
Gold	Shenzhen Tiancheng Chemical Co, Ltd	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527	RMI
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588	RMI
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	RMI
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	RMI
Gold	Sino-platinum Metals CO.,Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	RMI
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	RMI
Gold	Sovereign Metals	INDIA	CID003383	RMI
Gold	Standard Bank	CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	RMI
Gold	Sudan Gold Refinery	SUDAN	CID002567	RMI
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	RMI
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	RMI
Gold	SUNTAIN CO., LTD.	TAIWAN, PROVINCE OF CHINA
Gold	Super Dragon Technology Co., Ltd.	CHINA
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SUREPURE CHEMETALS, INC	UNITED STATES OF AMERICA
Gold	Suzhou Xingrui Noble Metal Material Co., Ltd.	CHINA
Gold	T.C.A S.p.A	ITALY	CID002580	RMI
Gold	Tai zhou chang san Jiao electron Co.,Ltd.	CHINA
Gold	Taicang City Nancang Metal Material Co.,Ltd	CHINA

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	RMI
Gold	Technic, Inc.	UNITED STATES OF AMERICA
Gold	Thaisarco	THAILAND
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	RMI
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	RMI
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	RMI
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	RMI
Gold	Tsai Brother Industries	TAIWAN, PROVINCE OF CHINA
Gold	TSK Pretech	KOREA, REPUBLIC OF	CID003195	RMI
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	RMI
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	RMI
Gold	Union Bank of Switzerland (UBS)	SWITZERLAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	RMI
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Uyemura International Corp.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND	CID002003	RMI
Gold	Value Trading	BELGIUM	CID003617	RMI
Gold	WEEEREFINING	FRANCE	CID003615	RMI
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	RMI
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	RMI
Gold	Wuxi City Precious Metal Electronic Material Fty	CHINA
Gold	Wuzhong Group	CHINA
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	RMI
Gold	Yamato Denki Ind. Co., Ltd.	JAPAN
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	RMI
Gold	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	RMI
Gold	Yunnan Metallurgical Group Co., Ltd	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	RMI
Tantalum	A&M Minerals Limited	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum	A.L.M.T. Corp.	JAPAN
Tantalum	Advanced Metallurgical Group N.V. (AMG)	BRAZIL
Tantalum	ANHUI HERRMAN IMPEX CO., LTD	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	RMI
Tantalum	Avon Specialty Metals	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	RMI
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	RMI
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum	Ethiopian Minerals Development Share Company	ETHIOPIA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	RMI
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	RMI
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	RMI
Tantalum	Fujian Nanping Ta/Nb Ltd.	CHINA
Tantalum	Gannon & Scott	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	RMI
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	RMI
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	RMI
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	RMI
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	RMI
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	RMI
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	RMI
Tantalum	Jiangxi Yichun	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	RMI
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	RMI
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	RMI
Tantalum	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Tantalum	KEMET Blue Metals	UNITED STATES OF AMERICA
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	KEMET de Mexico	MEXICO	CID002539	RMI
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	RMI
Tantalum	Matsuo Electric	JAPAN
Tantalum	Meta Materials	NORTH MACEDONIA	CID002847	RMI
Tantalum	METAL DO CO.,LTD	JAPAN
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	RMI
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	RMI
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	RMI
Tantalum	NingHua XingLuoKeng TungSten Mining CO.,LTD	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tantalum	NPM Silmet AS	ESTONIA	CID001200	RMI
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	PM Kalco Inc	UNITED STATES OF AMERICA
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	RMI
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	RMI
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	RMI
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	RMI
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544	RMI
Tantalum	TANIOBIS GmbH	GERMANY	CID002545	RMI
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549	RMI
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550	RMI
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	RMI
Tantalum	TOKIN Electronics (Thailand) Co., Ltd.	THAILAND
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	RMI
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616	RMI
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	RMI
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583	RMI
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	RMI
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co. Ltd	CHINA
Tin	5N Plus	GERMANY
Tin	5N Plus	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tin	5N Plus	UNITED STATES OF AMERICA
Tin	Abbey Spun Cast Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tin	Alent Alpha Metals (Shenzhen) Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	RMI
Tin	Alpha Metals (Taiwan) Inc.	TAIWAN, PROVINCE OF CHINA
Tin	Alpha Metals Korea Ltd	KOREA, REPUBLIC OF
Tin	Amalgamet Inc	PERU
Tin	American Iron and Metal	CANADA
Tin	Ampere Polska Sp. z o.o.	GERMANY
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	RMI
Tin	An Xin Xian Xin Yue You Se Jin Shu Co. Ltd.	CHINA
Tin	Arco Alloys Corp.	UNITED STATES OF AMERICA
Tin	Asahi Solder Technology	CHINA

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tin	BALVER ZINN Josef Jost GmbH & Co. KG	GERMANY
Tin	Best Metais e Soldas SA	BRAZIL
Tin	Brinkmann Chemie AG	GERMANY
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	RMI
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	RMI
Tin	China Hongqiao Group Limited	CHINA
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	RMI
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486	RMI
Tin	CRM Synergies	SPAIN	CID003524	RMI
Tin	CSC Pure Technologies	RUSSIAN FEDERATION
Tin	CV Ayi Jaya	INDONESIA	CID002570	RMI
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	RMI
Tin	Da Nang Processing Import and Export Joint Stock	VIET NAM
Tin	Dae Kil Metal Co., Ltd	KOREA, REPUBLIC OF
Tin	DONG GUAN SHI XI DA HAN XI PRODUCT CO., LTD	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	RMI
Tin	DongGuan City Thousand Island Metal Foil Co., Ltd.	CHINA
Tin	Dowa	JAPAN	CID000402	RMI
Tin	DUKSAN HI-METAL	KOREA, REPUBLIC OF
Tin	Electroloy Metal Co. Ltd	CHINA
Tin	Electroloy Metal Co. Ltd	SINGAPORE
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	RMI
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	RMI
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	RMI
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582	RMI
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND	CID000468	RMI
Tin	Fuji Metal Mining Corp.	THAILAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	RMI
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	RMI
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	RMI
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	RMI
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	RMI
Tin	Gold Bell Group	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	RMI
Tin	GuangDong Jiatian Stannum Products Co., Ltd	CHINA
Tin	Guangxi Non-ferrous Metals Group Co..ltd	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Heraeus Deutschland GmbH & Co. KG	GERMANY
Tin	Heraeus Metals Hong Kong Ltd.	CHINA
Tin	Heraeus Metals Hong Kong Ltd.	HONG KONG
Tin	Hezhou Jinwei Tin Co., Ltd	CHINA
Tin	HighTech Components Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Holme Dodsworth Metals Limited	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	RMI
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	HUIZHOU LIAN JING METAL MATERIAL CO.,LTD	CHINA
Tin	Hunan Xianghualing Tin Co. ltd	CHINA
Tin	IBF IND Brasileira de Ferrolligas Ltda	BRAZIL
Tin	IMPAG Group	SWITZERLAND
Tin	Indonesian Tin Ingot	INDONESIA
Tin	Ishihara Chemical Co. Ltd.	JAPAN
Tin	ISHIKAWA METAL CO.,LTD.	JAPAN
Tin	JAU JANQ ENTERPRISE CO., LTD.	TAIWAN, PROVINCE OF CHINA
Tin	Jean GOLDSCHMIDT INTERNATIONAL S.A.	BELGIUM
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	RMI
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	Jiangyinshi Yizheng Mechnaics Co,.Ltd	CHINA
Tin	JU TAI INDUSTRIAL CO.,LTD	CHINA
Tin	Kennametal Huntsville	UNITED STATES OF AMERICA
Tin	KIHONG T & G	INDONESIA
Tin	Kinross Gold Corporation	RUSSIAN FEDERATION
Tin	KOBE STEEL, LTD.	JAPAN

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tin	KOKI Company Ltd.	JAPAN
Tin	Kovohute Pribram nastupnicka, a. s.	CZECHIA
Tin	Lingbao Jinyuan Mining Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	RMI
Tin	M/s ECO Tropical Resources	SINGAPORE
Tin	Ma On Shuguang Smelting Plant	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379	RMI
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	RMI
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	RMI
Tin	Materials Eco-Refining CO.,LTD	JAPAN
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	RMI
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	RMI
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	RMI
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	RMI
Tin	Metalor Technologies S.A.	SWITZERLAND
Tin	Minchali Metal Industry Co.,Ltd	TAIWAN, PROVINCE OF CHINA
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	RMI
Tin	Ming Li Jia Smelt Metal Factory	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd	CHINA
Tin	Minsur	BRAZIL
Tin	Minsur	PERU	CID001182	RMI
Tin	Mitsubishi Electric Metecs Co., Ltd.	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	RMI
Tin	Mitsui High-tec, Inc.	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	RMI
Tin	Ney Metals and Alloys	UNITED STATES OF AMERICA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	RMI
Tin	Nihon Kagaku Sangyo Co., Ltd.	JAPAN
Tin	Nihon Superior Co., Ltd.	JAPAN
Tin	Ningbo Jintian Copper (Group) Co.,Ltd	CHINA
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305	RMI
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	RMI
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	RMI
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	RMI
Tin	Outotec	AUSTRALIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	Pongpipat Company Limited	MYANMAR	CID003208	RMI
Tin	Poongsan	KOREA, REPUBLIC OF
Tin	POSCO Group	KOREA, REPUBLIC OF
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409	RMI
Tin	Primeyoung Metal Ind.(zhuhai) Co.,LTD.	CHINA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	RMI
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	RMI
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	RMI
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA	CID003205	RMI
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Donna Kembara Jaya	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	RMI
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	RMI
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	RMI
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449	RMI
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA	CID001458	RMI
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	RMI
Tin	PT Rajehan Ariq	INDONESIA	CID002593	RMI
Tin	PT REFINED BANGKA TIN	INDONESIA	CID001460	RMI
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	RMI
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Timah Nusantara	INDONESIA	CID001486	RMI
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	RMI
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	RMI
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT. CITRALOGAM ALPHASEJAHTERA	INDONESIA
Tin	Pure Technology (UK) Limited	RUSSIAN FEDERATION
Tin	Rahman Hydrulic Tin Sdn Bhd	MALAYSIA
Tin	RedRing Solder (M) Sdn. Bhd.	MALAYSIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	RMI
Tin	Rohm & Hass	UNITED STATES OF AMERICA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	RMI
Tin	Samhwa non-ferrorus Metal ind.co.ltd	KOREA, REPUBLIC OF
Tin	Samtec	UNITED STATES OF AMERICA
Tin	Samuel Shapiro & Company, Inc.	UNITED STATES OF AMERICA
Tin	Senju Metal Industry Co., Ltd.	JAPAN
Tin	SGS SA	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	Shanghai Yuanhao Surface Finishing Co. Ltd.	CHINA
Tin	ShangHai YueQiang Metal Products Co., LTD	CHINA
Tin	Shangrao Xuri Smelting Factory	CHINA
Tin	Shenmao Technology Inc.	MALAYSIA
Tin	Shenzhen Chemicals Light Industry Co., Ltd.	CHINA
Tin	Shenzhen Qi Xiangda Chemical Co.	CHINA
Tin	Shunde Industry (Jiangsu) Co., Ltd.	CHINA
Tin	SIGMA TIN ALLOY CO., LTD	CHINA
Tin	SIZER METALS PTE LTD	SINGAPORE
Tin	Soft Metais Ltda.	BRAZIL	CID001758	RMI
Tin	Spectro Alloys Corp	UNITED STATES OF AMERICA
Tin	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tin	Super Ligas	BRAZIL	CID002756	RMI
Tin	Suzhou Jun Xiang Electronic Co., Ltd	CHINA
Tin	SUZHOU NUONENGDA CHEMICAL CO.,LTD	CHINA
Tin	Taicang City Nancang Metal Material Co.,Ltd	CHINA
Tin	Taiwan Qinggao Qiye You Xian Gong Si	TAIWAN, PROVINCE OF CHINA
Tin	Taiwan Totai Co., Ltd	TAIWAN, PROVINCE OF CHINA
Tin	Tamura Corporation	JAPAN
Tin	TCC Steel	KOREA, REPUBLIC OF
Tin	TENNANT METAL PTY LTD.	AUSTRALIA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834	RMI
Tin	Thaisarco	THAILAND	CID001898	RMI
Tin	TIANSHUI LONG BO TECHNOLOGY CO.,LTD	CHINA

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tin	TIN PLATING GEJIU	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	RMI
Tin	Tongding Metal Material Co., Ltd.	CHINA
Tin	Traxys	FRANCE
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	RMI
Tin	Ultracore Co., Ltd.	THAILAND
Tin	Univertical International (Suzhou) Co., Ltd	CHINA
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	RMI
Tin	Welley Solder Corporation	TAIWAN, PROVINCE OF CHINA
Tin	Westfalenzinn	GERMANY
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	RMI
Tin	Wilhelm Westmetall	GERMANY
Tin	Wuxi Lantronic Electronic CO.,Ltd	CHINA
Tin	WUXI YUNXI SANYE SOLDER FACTORY	CHINA
Tin	XiaMen YiQuan Precision Metal Co., Ltd	CHINA
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	RMI
Tin	Yunnan Tin Company Limited	CHINA	CID002180	RMI
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	RMI
Tin	Yuntinic Resources, Inc	UNITED STATES OF AMERICA
Tin	ZHEJIANG HUANGYAN XINQIAN ELECTRICAL EQUIPMENT FITTINGS FACTORY	CHINA
Tin	Zhongshan Jinye Smelting Co., Ltd	CHINA
Tin	Zhongshi Metal Co., Ltd	CHINA
Tungsten	A.L.M.T. Corp.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	RMI
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	RMI
Tungsten	Air Liquide Far Eastern	KOREA, REPUBLIC OF
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427	RMI
Tungsten	Alldyne Powder Technologies	AMERICAN SAMOA
Tungsten	Allegheny Technologies Incorporated	UNITED STATES OF AMERICA
Tungsten	Alta Group	AMERICAN SAMOA
Tungsten	Alta Group	UNITED STATES OF AMERICA
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553	RMI
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	RMI
Tungsten	Atlantic Metals and Alloys LLC	UNITED STATES OF AMERICA
Tungsten	Axismateria LTD.	JAPAN
Tungsten	Beijing Zenith Materials	CHINA
Tungsten	BESEEM MINING CO., LTD.	CHINA
Tungsten	Buffalo Tungsten Inc	CHINA

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tungsten	Changchun UP Optotech (Holding) Co.,Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	RMI
Tungsten	China Al	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641	RMI
Tungsten	China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	RMI
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281	RMI
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468	RMI
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fort Wayne Wire Die, Inc.	UNITED STATES OF AMERICA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	RMI
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten	CHINA	CID003609	RMI
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	RMI
Tungsten	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	RMI
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	RMI
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	RMI
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	GEM Co., Ltd.	CHINA	CID003417	RMI
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	RMI
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	RMI
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	RMI
Tungsten	Hitachi, Ltd.	JAPAN
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	RMI
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	RMI
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	RMI
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	RMI
Tungsten	IES Technical Sales	UNITED STATES OF AMERICA
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	RMI
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	RMI
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	RMI
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	RMI
Tungsten	Jiangxi Tungsten Industry Co Ltd	CHINA
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	RMI
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	RMI
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408	RMI
Tungsten	Kanto Denka Kogyo Co., Ltd.	JAPAN
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	RMI
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	RMI
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388	RMI
Tungsten	Kyocera Group	CHINA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	RMI
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	RMI
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543	RMI
Tungsten	Minmetals Ganzhou Tin Co. Ltd	CHINA
Tungsten	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	RMI
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	RMI
Tungsten	Nihon Superior Co., Ltd.	JAPAN
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LTD	CHINA
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tungsten	Nippon Micrometal Corporation	JAPAN
Tungsten	NIPPON STEEL CORPORATION	JAPAN
Tungsten	Nippon Yakin Kogyo Co., Ltd.	JAPAN
Tungsten	North American Tungsten Corporation Ltd.	CANADA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416	RMI
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614	RMI
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612	RMI
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	RMI
Tungsten	Plansee Group	AUSTRIA
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Praxair N.V.	UNITED STATES OF AMERICA
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Sichuan Metals & Materials Imp & Exp Co	CHINA
Tungsten	Sincemat Co, Ltd	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	Sylhan	UNITED STATES OF AMERICA
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542	RMI

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Triumph Group	UNITED STATES OF AMERICA
Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	RMI
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	RMI
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	RMI
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA
Tungsten	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	RMI
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	RMI
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	RMI
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co. Ltd	CHINA